Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

PolyOne Announces Commencement

of $600 Million Senior Notes Offering

CLEVELAND – February 13, 2013 – PolyOne Corporation (NYSE: POL) today announced the commencement of a private offering of $600 million in aggregate principal amount of senior notes due 2023 (the “Notes”). PolyOne currently intends to use the proceeds from the Notes offering to partially fund the acquisition of Spartech Corporation, to repay all amounts outstanding under its senior secured term loan, and to make a $50 million voluntary pension contribution.

Spartech shareholders will be asked to approve the proposed acquisition by PolyOne at a special meeting to be held on March 12, 2013.

The Notes offering will be made in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”). Within the United States, the Notes will be offered only to investors who are “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act. Outside of the United States, the Notes will be offered only to investors who are persons other than “U.S. persons”, as that term is defined in Rule 902 under the Securities Act, in offshore transactions in reliance upon Regulation S under the Securities Act.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

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About PolyOne

PolyOne Corporation, with 2012 revenues of $3.0 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence. Guided by its Core Values, Sustainability Promise and No Surprises PledgeSM, PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles.

Investor Relations Contact:

Cynthia D. Tomasch

Vice President Planning & Investor Relations

PolyOne Corporation

+1 440-930-3155

cynthia.tomasch@polyone.com

Media Contact:

Kyle Rose Director,

Corporate Communications

PolyOne Corporation

+1 440-930-3162

kyle.rose@polyone.com

Cautionary Note on Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements in this document regarding the proposed acquisition of Spartech Corporation are forward-looking statements. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: the time required to consummate the proposed Spartech acquisition; the satisfaction or waiver of conditions in the merger agreement relating to the Spartech acquisition; any material adverse changes in the business of Spartech; and the ability to obtain required regulatory, shareholder or other third-party approvals and consents and otherwise consummate the proposed Spartech acquisition. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

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